UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2013

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to the Agreement and Plan of Merger

On March 7, 2013, Hampshire Group, Limited, a Delaware corporation (the “Company”), Rio Garment S.A., a Honduran sociedad anonima (formerly known as RG Merger Sub, S.A., and a successor in interest to Rio Garment S. de R.L.) and BGY II, LLC, a Delaware limited liability company (the “Equityholders’ Representative”) entered into an Amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of June 13, 2011, as amended on August 15, 2011 and August 25, 2011 (the “Agreement”), by and among the Company, RG Merger Sub, S.A., a Honduran sociedad anonima, Rio Garment S. de R.L., a limited liability company organized under the laws of the Republic of Honduras, the equityholders of Rio Garment S. de R.L. listed on Schedule 1 thereto and the Equityholders’ Representative. As previously announced, the Company completed its acquisition of Rio Garment S. de R.L. on August 25, 2011.  Pursuant to the Amendment, the release of certain held back shares of the Company to the Equityholders’ Representative was delayed as provided therein.

The description of the Amendment contained herein is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On March 12, 2013, Paul Buxbaum was appointed President of the Company. As previously announced, on January 15, 2013, Mr. Buxbaum was appointed Chief Executive Officer of the Company.  Information regarding Mr. Buxbaum is included in the Company’s Current Reports on Form 8-K and Form 8-K/A, filed on January 22, 2013 and February 1, 2013, respectively, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1           Letter Agreement Amendment to the Agreement and Plan of Merger, dated as of March 7, 2013, by and among Hampshire Group, Limited, Rio Garment S.A. and BGY II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Maura M. Langley
Name: Maura M. Langley
Title: Chief Financial Officer, Treasurer and Secretary

Dated: March 13, 2013